UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2014, CDW Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. as underwriter (the “Underwriter”) and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”) with respect to an underwritten public offering of 15,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $28.35 per share, to be sold by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 2,250,000 shares of Common Stock from them. The closing of the offering and delivery of the Shares took place on May 28, 2014. The Company did not receive any proceeds from the sale of the Shares.

The offering is being made pursuant to (i) a Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2014, which became effective upon filing (File No. 333-196132), and (ii) a related prospectus dated May 22, 2014 and filed with the SEC on May 27, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference in the Registration Statement. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, the Company held its annual meeting of stockholders in Mettawa, Illinois. A total of 164,220,882 shares of Common Stock, or 95.50% of outstanding shares, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below.

1.	The stockholders elected four Class I Directors with terms expiring at the Company’s 2017 annual meeting of stockholders, subject to the election and qualification of their successors, based on the following voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Steven W. Alesio	138,439,586	18,249,518	7,531,778
Barry K. Allen	138,278,323	18,410,781	7,531,778
David W. Nelms	156,461,537	227,567	7,531,778
Donna F. Zarcone	156,443,854	245,250	7,531,778

2.	The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, based on the following voting results:

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	163,956,735	161,035	103,112

3.	The stockholders approved, on advisory basis, the compensation of the Company’s named executive officers, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	154,438,523	2,207,341	43,240	7,531,778

4.	The stockholders approved, on an advisory basis, one year as the frequency of the advisory vote to approve named executive officer compensation, based on the following voting results:

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	155,879,408	24,795	747,158	37,743	7,531,778

In accordance with the recommendation of the Company’s Board of Directors and based on the results of the advisory vote reported above, the Company’s Board of Directors has determined that the Company will hold a stockholder advisory vote on named executive officer compensation on an annual basis until the next required stockholder advisory vote on the frequency of the advisory vote on named executive officer compensation, which is expected to occur at the Company’s annual meeting of stockholders in 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 22, 2014, by and among the Company, the Underwriter and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: May 28, 2014	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 22, 2014, by and among the Company, the Underwriter and the Selling Stockholders.